SMITH BARNEY DISCIPLINED SMALL CAP FUND, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT



	SMITH BARNEY DISCIPLINED SMALL CAP FUND, INC., a Maryland Corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

	FIRST: The name of the Corporation is SMITH BARNEY DISCIPLINED SMALL CAP FUND, INC. The Corporation desires to amend and restate its Articles of Incorporation as currently in effect. The original Articles of Incorporation were filed with the State of Maryland on September 19, 1989.

	SECOND: Pursuant to Section 2-609 of the Maryland Corporations and Associations Code, these Articles of Amendment and Restatement restate and amend the provisions of the Articles of Incorporation of the Corporation.

	THIRD: The text of the Articles of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SMITH BARNEY DISCIPLINED SMALL CAP FUND, INC.

ARTICLE I
NAME

	The name of the corporation is SMITH BARNEY DISCIPLINED SMALL CAP FUND,
INC.


ARTICLE II
PURPOSES AND POWERS

	The purpose for which the Corporation is formed is to act as an investment company of the open-end management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 (the "1940 Act") and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.




ARTICLE III
PRINCIPAL OFFICE AND RESIDENT AGENT

	The post office address of the place at which the principal office of the Corporation in the State of Maryland is located at c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21201.

	The name of the Corporation's resident agent is The Corporation Trust Incorporated, and its post office address is 32 South Street, Baltimore, Maryland 21201. Said resident agent is a corporation of the State of Maryland.


ARTICLE IV
CAPITAL STOCK

	SECTION 1. The total number of shares of capital stock that the Corporation has authority to issue is 400,000,000 shares, of the par value of
 .001 per share, and of the aggregate par value of $400,000. 100,000,000 of the authorized shares of Common Stock of the Corporation are designated as Class A Common stock, 100,000,000 of such shares are designated as Class B Common Stock, 100,000,000 of such shares are designated as Class C Common Stock and 100,000,000 of such shares are designated as Class Y Common Stock. Each share of Common Stock previously issued and outstanding on the date these amendments become effective shall be changed into a share of Class A Common Stock.

	SECTION 2. The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time, whether now or hereafter authorized, by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

	SECTION 3. The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares or fractions thereof of the Corporation's capital stock of any class, whether now or hereafter authorized, or securities convertible into shares of its capital stock of any class or classes, whether now or hereafter authorized. The Board of Directors may classify and reclassify any issued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series; provided, however, that any such classification or reclassification shall not substantially adversely affect the rights of holders of such issued shares. The Board's authority pursuant to this paragraph shall include, but not be limited to, the power to vary among all of the holders of a particular class or series (a) the length of time shares must be held prior to reclassification to shares of another class or series (the "Holding Period(s)"), (b) the manner in which the time for such Holding Period(s) is determined and (c) the class or series into which the particular class or series is being reclassified; provided, however, that, subject to the first sentence of this section, with respect to holders of the Corporation's shares issued on or after the date of the Corporation's first effective prospectus which sets forth Holding Period(s), the Holding Period(s), the manner in which the time for such Holding Period(s) is determined and the class or series into which the particular class or series is being reclassified shall be disclosed in the Corporation's prospectus or statement of additional information in effect at the time such shares, which are the subject of the reclassification, were issued.

	SECTION 4. Unless otherwise expressly provided in the Articles of Incorporation of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Dividends on a class or series may be declared or paid only out of the net assets of that class or series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each class or series of capital stock.

	SECTION 5. Unless otherwise expressly provided in these Articles of Incorporation and including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share or fraction thereof standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class and (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the affected classes and series, if any, shall be entitled to vote.

	SECTION 6. The presence in person or by proxy of the holders of record of one-third of all shares of all classes of capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders, except as otherwise provided by law or in these Articles of Incorporation with respect to any matter which requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a separate class shall constitute a quorum.

	SECTION 7. Except as provided in Section 8 of this Article IV, Section 3 of Article V and the penultimate sentence of Article X of these Articles of Incorporation and notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take or authorize any action (subject to the requirements of the Investment Company
Act of 1940, as amended, and in effect from time to time, and any rules, regulations and orders issued thereunder), such action shall be valid and effective if taken or authorized by the affirmative vote of a majority of the aggregate number of shares of capital stock of the Corporation outstanding and entitled to vote thereon (or a majority of the votes entitled to be cast by holders of a class or series entitled to vote thereon as a separate class or series).

	SECTION 8.  (1) Except as otherwise provided in subsection (2) of this
Section 8 of this Article V, the affirmative vote of at least 75% of the shares of each class of capital stock of the Corporation outstanding and entitled to vote thereupon shall be necessary to authorize any of the following actions:

	(a) {RESERVED};

(b) any merger or consolidation or share exchange of the Corporation with or into any other company (including, without limitation, a partnership, corporation, joint venture, business trust, common law trust or any other business organization);

(c) the dissolution or liquidation of the Corporation notwithstanding any other provision in these Articles of Incorporation;

(d) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Corporation other than in the ordinary course of the Corporation's business;

(e) a change in the nature of the business of the Corporation so that it would cease to be an investment company registered under the Investment Company Act of 1940; or

(f) the issuance or transfer by the Corporation (in one transaction or a series of transactions) of any securities of the Corporation to any other person in exchange for cash, securities or other property having an aggregate fair market value of $1,000,000 or more excluding
(i) sales of any securities of the Corporation in connection with a public offering thereof, (ii) issuance of any securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation or pursuant to a stock dividend and (iii) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation.

(2) If the Board of Directors approves, by a vote of at least 70% of the entire Board of Directors, any action listed in paragraph (1) of this Section 8 of Article V other than the action described in clause (1)(f), the affirmative vote of only a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon shall be necessary to authorize such action. If the Board of Directors approves by a vote of at least 70% of the entire Board of Directors an action described in clause
(1)(f) of this Section 8 of this Article V, no shareholder vote shall be required to authorize such action.

(3) The provisions of this Section 8 of this Article V may not be amended, altered or repealed except by the approval of at least 75% of the shares of each class of capital stock of the Corporation outstanding and entitled to vote thereupon.

	SECTION 9. No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of capital stock and of any other class of stock or securities of the Corporation that may hereafter be created.

	SECTION 10. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Articles of Incorporation and By-Laws of the Corporation. The term "Articles of Incorporation" as used herein and in the Bylaws shall be deemed to mean these Articles of Incorporation of the Corporation as from time to time amended and restated, or supplemented.


ARTICLE V
DIRECTORS

	SECTION 1. The number of directors of the Corporation shall be nine, and the Bylaws of the Corporation may fix the number of Directors and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors up to a maximum of 12 directors, provided that in no case shall such reduction cause the removal of any director already sitting as such, nor shall the number of Directors be less than two, and to fill any vacancies whether created by any such increase in the number of directors or otherwise.

	SECTION 2. The Bylaws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of the office of the several classes, except that the term of office of a director may not be longer than five years, or except in the case of a substitute director, shorter than the period between annual meetings, and the term of office of at least one class shall expire each year.

	SECTION 3. A director may be removed only with cause, and any such removal may be made only by the affirmative vote of the holders of at least 75% of the shares of the class of the capital stock of the Corporation then entitled to vote for such director in an election of Directors.


ARTICLE VI
MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

	SECTION 1. All corporate powers and authority of the Corporation (except at the time otherwise provided by statute, by these Articles of Incorporation or by the Bylaws) shall be vested in and exercised by the Board of Directors.

	SECTION 2. The Board of Directors shall have exclusive authority to make, alter or repeal from time to time any of the Bylaws of the Corporation except to the extent that the Bylaws otherwise provide.

	SECTION 3. The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent required by statute or permitted by the Bylaws.

	SECTION 4. To the extent permitted under applicable law, the Corporation may purchase shares of its capital stock upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable.


ARTICLE VII
REDEMPTION

	Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.


ARTICLE VIII
DETERMINATION BINDING

	Any determination made in good faith, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors, including a determination as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


ARTICLE IX
LIABILITY AND INDEMNIFICATION

	A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the 1940
Act) as currently in effect or as the same may hereafter be amended.

	Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by Maryland General Corporation law, including the advancing of expenses, subject to any limitations imposed by the 1940 Act and the rules and regulations promulgated thereunder.

	No amendment, modification or repeal of this Article IX shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.


ARTICLE X
AMENDMENTS

	From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding stock by classification, reclassification or otherwise), and other provisions that may, under the statutes of the State of Maryland, at the time in force, be lawfully contained in articles of incorporation may be added or inserted upon vote of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereon, including a majority of any class entitled to vote thereon. If these Articles of Incorporation specifically so provide, however, any such amendment, alteration, repeal, addition or insertion may be effected only upon the vote of 75% of the shares of capital stock of the Corporation outstanding and entitled to vote thereon, including 75% of any class entitled to vote thereon. The provisions of the prior sentence may not be amended, altered or repealed except by vote of 75% of the shares of the capital stock of the Corporation outstanding and entitled to vote thereon. All rights at any time conferred upon the stockholders of the Corporation of these Articles of Incorporation are subject to the provisions of this Article X.

	FOURTH: These Articles of Amendment and Restatement have been effected in the manner and by the vote required by the Corporation's Articles of Incorporation and the laws of the State of Maryland. Pursuant to Section 2-604 of the Maryland Corporations and Associations Code, these Articles of Amendment and Restatement were advised by the Board of Directors of the Corporation and approved by the stockholders

	FIFTH: These Articles of Amendment and Restatement shall become effective upon the latter to occur of (1) 12:01 a.m. on June 23, 1997 or (2) the effectiveness of the Corporation's Registration Statement on Form N-1A (file no. 333-25499), as conclusively determined by the U.S. Securities and Exchange Commission (the "Commission"); provided, however, that these Articles of Amendment and Restatement may be abandoned by a majority vote of the Corporation's Board of Directors on or before July 3, 1997 if such Registration Statement shall not have been declared effective by the Commission by the time such abandonment is approved.

	IN WITNESS THEREOF, SMITH BARNEY DISCIPLINED SMALL CAP FUND, INC. has caused these presents to be signed in its name and on behalf of its Chairman and Chief Executive Officer and attested by its Secretary as of the16th day of June, 1997.




							SMITH BARNEY DISCIPLINED
						 	       SMALL CAP FUND, INC.
							(a Maryland Corporation)



		By:/s/Heath MsLendon
	Heath B. McLendon
	Chairman and Chief Executive
Officer


Attest:

/s/Christina T. Sydor
Christina T. Sydor
Secretary






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